                                                                 Exhibit 10.22

                      INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement"), made on the date set forth below, by and between C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (the "Company"), and the undersigned ("Employee"), pursuant to the Company's 1997 Omnibus Stock Plan (the "Plan").

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1.  Grant of Option
             ---------------

         The Company hereby grants to Employee, on the date set forth below, the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of the number of shares of Common Stock, par value $0.10 per share (the "Common Stock"), set forth below at the price per share set forth below on the terms and conditions set forth in this Agreement and in the Plan. This Option is intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option shall terminate at the close of business ten years from the date hereof, or such shorter period as is prescribed herein. Employee shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to Employee upon the proper exercise of the Option.

         2.  Duration and Exercisability
             ---------------------------

         (a) Subject to the terms and conditions set forth herein, this Option shall not be exercisable for 24 months from the date set forth below. Beginning 24 months from the date set forth below, Employee may exercise 25% of the Option and on each subsequent annual anniversary date Employee may exercise an additional 25% of the Option on a cumulative basis.

         (b) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

         (c) Notwithstanding Section 2(a), the vesting of this Option shall be accelerated, and this Option may be exercised as to all shares of Common Stock remaining subject to this Option, on the date of (i) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") is made by the Company or any Person that such Person beneficially owns more than 50% of the Common Stock outstanding, (ii) the Company consummates a merger, consolidation or statutory share exchange with any other Person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of its common stock owned by the common stockholders of the Company prior to such merger, consolidation or statutory share exchange, (iii) a majority of the Board of Directors is not comprised of Continuing Directors or (iv) a sale or disposition of all or substantially all of the assets of the Company or the dissolution of the Company. A Continuing Director is a current director of the Company, a director elected by the Board of Directors, a majority of whose members are Continuing Directors, or a director elected by stockholders upon the recommendation of the Board of Directors, a majority of whose members are Continuing Directors. "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (d) Employee understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the shares of Common Stock with respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Employee during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code such options shall be treated as options that do not qualify as incentive stock options.

         3.  Effect of Termination of Employment
             -----------------------------------

         (a) In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than termination for cause or Employee's death or disability (as such term is defined in Section 3(c) hereof), Employee shall have the right to exercise the Option at any time within three months after such termination of employment to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of termination; provided, however, that if and only if Employee continues to abide by the Obligation as defined in Section 5 hereof, the Option, notwithstanding such a termination of employment, will continue to be exercisable in accordance with Sections 2(a) and 2(c) hereof during the term of the covenant not to compete contained in the Obligation following termination of employment; provided further, however, that this Option shall not be exercisable after the expiration of the term of the Option or the term of the covenant not to compete. Employee understands that if the Option or any portion of the Option is exercised later than three months from the date of termination of employment, the Option or such portion of the Option may not qualify for treatment as an incentive stock option within the meaning of Section 422 of the Code.

         (b) In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, upon termination for cause, the Option shall be terminated as of the date of the act giving rise to such termination. Termination for cause shall mean termination of the Employee's employment with the Company for the following acts: dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of the Company's property, physical attack on a fellow employee, willful malfeasance or gross negligence, refusal or failure to perform job duties (other than failure resulting from disability), misconduct materially injurious to the Company, participation in fraud against the Company, entering into competition against the Company, and/or a material breach or threatened material breach of any agreements with the Company, including, but not limited to, Sales-Employee Agreement, Management-Employee Agreement and Data Security Agreement, as the same may be amended from time to time.

         (c) If Employee shall die while this Option is still exercisable according to its terms, or if employment is terminated because Employee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee's death or date of termination of employment for disability by Employee, personal representatives or administrators, or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option.

         4.  Manner of Exercise
             ------------------

         (a) The Option may be exercised only by Employee or other proper party by delivering within the Option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

         (b) Employee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the Option price, (ii) by delivering to the Company the Option price in a combination of cash and Employee's full recourse liability promissory note with a principal amount not to exceed 80% of the Option price and a term not to exceed five years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iii) by delivering to the Company a combination of cash, Employee's promissory note and shares of Common Stock of the Company with an aggregate fair market value and a principal amount equal to the Option price. For these purposes, the fair market value of the Company's shares of Common Stock of the Company as of any date shall be as reasonably determined by the Company pursuant to the Plan.

         5.  The Obligation.
             --------------

         Employee and the Company have entered into a Confidentiality and Noncompetition Agreement dated _____, 1997 (the "Obligation"). Any shares of Common Stock of the Company acquired by Employee pursuant to the Option shall become Restricted Stock within the meaning thereof and shall be forfeited to the Company, in full, as provided in the Obligation.

         6.  Miscellaneous
             -------------

         (a) This Option is issued pursuant to the Company's 1997 Omnibus Stock Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

         (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a stockholder with respect to shares subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

         (c) The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

         (d) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

         (e) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

         (f) If Employee shall dispose of any of the shares of Common Stock of the Company acquired by Employee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Employee upon exercise of the Option, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Stock of the Company within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

         (g) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

         (h) In accordance with Section 6(a)(iv) of the Plan, upon exercise of the Option when payment of the exercise price is made by delivery of shares of Common Stock of the Company owned by Employee and/or when shares of Common Stock of the Company are tendered by Employee or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option, the Company shall grant Employee a Reload Option, which shall be a Non-Qualified Stock Option and otherwise be subject to terms and conditions which are the same as the Option, except that such Reload Option shall be immediately exercisable in full.

No. of Shares Subject to Option: _________   C.H. ROBINSON WORLDWIDE, INC.
Exercise Price per Share: $_________
Date of Grant: _________                     By:________________________________
                                               Its:_____________________________


                                             ___________________________________
                                             [Name of Employee]